Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We consent to the use in this Registration Statement on Form S-1 of our report dated February 15, 2008, relating to our audits of financial statements appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/S/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
June 26, 2008